Exhibit 99.1

Silver Bow Mining Signs Term Sheet with Ocean Partners for Potential US$88 Million Funding and Credit Support Package and Ten-Year Zinc and Lead Concentrate Offtake Agreements

Bond guarantees expected to release approximately US$42 million of cash reclamation bond collateral to Silver Bow Mining; US$5 million pre-bridge financing to be funded within five business days

BUTTE, Montana, September 22, 2026 — Silver Bow Mining Corp. (NYSE American: SBMT) ("Silver Bow Mining" or the "Company") is pleased to announce that it has signed a non-binding term sheet (the "Term Sheet") with Ocean Partners UK Limited ("Ocean Partners") for an integrated funding, credit support, and offtake package with an aggregate total of approximately US$88 million.

The funding package contemplates a US$40 million concentrate prepayment facility linked to ten-year zinc and lead concentrate offtake agreements for the Company’s Rainbow Block Project in Butte, Montana (the “Rainbow Block”) and the to-be acquired Montana Tunnels Mine (the “Montana Tunnels Mine”) within the Jefferson County Metallurgical Complex (the “Complex”) (collectively, the Properties), approximately US$43.1 million of reclamation bond guarantees at the Rainbow Block and Montana Tunnels Mine, and a US$5 million lead in a future Silver Bow Mining equity investment. A binding US$5 million pre-closing bridge note, to be funded within five business days of signing, forms part of, and will be credited against, the first tranche of the prepayment facility.

The contemplated zinc and lead concentrate offtake agreements would cover concentrates attributable to the Rainbow Block, ores from outside the M-Pit at the Montana Tunnels Mine and one-third of concentrate from ores from the M-Pit at the Montana Tunnels Mine. The Company previously entered into an agreement to acquire the Complex and is targeting final closing of the acquisition (“Final Closing”) in the fourth quarter of 2026, subject to the closing conditions, as described below.

Highlights

•	Approximately US$88 million in total funding and credit support. Funding from a single strategic counterparty, Ocean Partners, structured to fund the restart of the Rainbow Block, the refurbishment of the Complex and working capital, without production-timing covenants.

•	Approximately US$42 million of cash to be released to the Company. Ocean Partners would provide guarantees supporting replacement surety bonds of up to US$43.1 million. Subject to acceptable terms and approvals, the replacement bonds would be expected to release US$40.9 million currently posted as a cash reclamation bond for the Complex and approximately US$1.1 million of cash collateral currently supporting the Rainbow Block US$2.19 million surety bond.

•	Butte reclamation bond also guaranteed. Ocean Partners would provide a guarantee supporting the Company’s approximately US$2.19 million Rainbow Block reclamation bond.

•	US$40 million concentrate prepayment facility in three tranches: US$10 million at initial closing of the Facility; US$20 million on a board resolution approving a restart or refurbishment program at either the Properties; and US$10 million at the Company's option after three consecutive months of concentrate deliveries under any of the concentrates contracts. No production-timing covenants; repayment principally by set-off against concentrate deliveries.

•	US$5 million pre-bridge financing. As part of the US$40 million concentration prepayment facility, Ocean Partners is expected to fund a US$5 million pre-closing bridge within five business days after execution of the Term Sheet and short-form bridge note. The bridge would be credited against the initial US$10 million tranche at initial closing of the Facility.

•	US$5 million lead investment in future equity investment. Ocean Partners will agree to act as lead investor, if and when, the Company conducts its next round of equity financing on the same terms as other investors.

•	Ten-year offtake agreements with flexibility preserved. Ocean Partners would purchase 100% of any future potential zinc and lead concentrates attributable to the Rainbow Block, 100% of any future potential zinc and lead concentrates attributable to ores from outside the M-Pit at Montana Tunnels and one-third of future potential zinc and lead concentrates from inside the M-Pit at Montana Tunnels on benchmark-linked terms with no minimum tonnages and no take-or-pay. The Company retains priced rights to terminate the offtake contracts at any time, before or after production, and these rights survive a change of control of the Company.

•	Junior to future project debt. The Ocean Partners financing is structured to rank subordinate to future senior project debt financing for both the Rainbow Block and the Complex, preserving the Company's ability to put conventional project financing in place as the Properties advance.

•	Definitive documentation targeted concurrently with Final Closing of the acquisition of the Complex, which the Company is targeting for the fourth quarter of 2026.

“This proposed Ocean Partners funding and offtake package is designed to strengthen Silver Bow Mining’s liquidity and financial flexibility as we advance the Rainbow Block Project and work toward completing the acquisition of the Jefferson County Metallurgical Complex," said Travis Naugle, Chairman and Chief Executive Officer. "The release of roughly US$42 million of cash from behind the reclamation bonds at the Complex and Rainbow Block, together with the US$40 million concentrate prepayment facility that carries no production deadlines, would put the Company in a strong position heading into Final Closing on the Complex. It would also provide us the balance sheet to advance the high-grade Rainbow Block through its next technical, permitting and strategic planning steps on our own timetable. Once this package is in place, we do not envision any short-term need for equity financing as we advance these efforts. We intend to preserve the Company's flexibility throughout, including conditional rights to exit the proposed offtake agreements, and we look forward to working with Ocean Partners and their smelter relationships as we continue to explore these Montana assets and move towards development decisions."

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"Silver Bow Mining is advancing two significant historic Montana zinc-lead-silver assets, and we are pleased to support the Company with a flexible financing structure linked to future concentrate deliveries," said Brent Omland, Chief Executive Officer of Ocean Partners. "The contemplated prepayment facility and bond guarantees would provide the Company the balance sheet to advance the Properties, while a ten-year offtake for Butte and Montana Tunnels concentrates gives us a long-term, high-quality US-origin supply to place with our smelter partners. We look forward to a long relationship with Travis and the Silver Bow Mining team."

Summary of the Term Sheet

The contemplated US$40 million concentrate prepayment facility consists of: (i) Tranche A of US$10 million, available after satisfaction of the conditions precedent, with the US$5 million pre-closing bridge credited against that amount; (ii) Tranche B of US$20 million, available following delivery to Ocean Partners of a resolution of the board of directors of Silver Bow Mining approving a restart or refurbishment program at either the Rainbow Block or Montana Tunnels; and (iii) Tranche C of US$10 million, available at Silver Bow Mining's option after concentrate deliveries under the applicable offtake arrangements have occurred in each of three consecutive months.

Under the ten-year offtake contracts, Ocean Partners would purchase Rainbow Block and Montana Tunnels non-M-Pit zinc and lead concentrates and one-third of Montana Tunnels M-Pit zinc and lead concentrates on benchmark-linked commercial terms, with no minimum annual tonnages and no take-or-pay obligation. The Company would retain sole discretion over mine plans, sequencing and care-and-maintenance decisions, and has negotiated priced rights to terminate the offtake contracts, for either property, at any time before or after production. Those rights are exercisable by the Company or by any acquirer of the Company or of either property, and a change of control of the Company will not be an event of default under the arrangements. Ocean Partners would hold a right of first offer over the offtake of other concentrates, ores and products from the Rainbow Block and Montana Tunnels, as well as future prepayment, streaming or other offtake-linked funding associated with the Properties.

The concentrate prepayment facility would bear interest at 12-month SOFR plus 6.75% per annum, payable monthly, with a 1.0% arrangement fee deducted from each draw. The principal repayment route would be set-off against net amounts payable for concentrate deliveries. If deliveries are not sufficient, the applicable amounts would be repaid in cash under the agreed amortization schedules. Tranches A and C would have final maturities 36 months after their respective drawdowns. Tranche B would amortize over 24 months after its amortization start date, as defined in the Term Sheet. Silver Bow Mining may prepay at par plus a 1.0% early repayment fee.

The US$5 million pre-closing bridge would bear the same pricing as the contemplated facility and would be supported by a corporate obligation of Silver Bow Mining and an assignment by way of security of Silver Bow Mining's rights under the secured note and acquisition agreement relating to the Jefferson County Metallurgical Complex. If Final Closing of the acquisition of the Complex does not occur, the bridge would become repayable on the long-stop date specified in the bridge note, contemplated to by March 31, 2027.

Ocean Partners would guarantee a surety bond of up to US$40.9 million covering the reclamation obligations of the Complex on a zero cash-collateral basis and a guarantee of approximately

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US$2.19 million for the current Rainbow Block reclamation bond. On placement of the guaranteed bond and its acceptance by the Montana Department of Environmental Quality ("DEQ"), the existing cash reclamation bond of approximately US$40.9 million associated with the Complex and approximately US$1.1 million of Company’s current US$2.19 million reclamation bond for the Rainbow Block will be released to the Company. The guarantees would have a 60-month term and carry a fee of 3.0% per annum on amounts actually guaranteed, payable at Silver Bow Mining's option in cash, shares or warrants, subject to applicable securities-law and stock-exchange requirements. At the end of the applicable term, Silver Bow Mining would be required to replace the guarantee or provide cash collateral for the relevant bond unless otherwise agreed

Separately, Ocean Partners would agree to act as lead investor, with a US$5 million commitment, if and when Silver Bow Mining elects to undertake an equity financing within the period specified in the definitive documents. Silver Bow Mining is not obligated to undertake an equity financing, and any investment would be subject to applicable securities-law and stock-exchange requirements.

Further details, including the security package and the terms of the Company’s termination and buy-out rights, will be disclosed if and when the definitive agreements are finalized and executed.

Timing, Conditions, and Binding Effect

The parties will target signing of definitive agreements concurrently with, or as soon as practicable after, Final Closing of the Company's previously announced acquisition of the Complex, which the Company is targeting for the fourth quarter of 2026, with the bond guarantee facility and the first tranche of the prepayment facility available at that time. Completion is subject to customary conditions, including negotiation and execution of definitive agreements, Final Closing of the Complex acquisition, security documentation, satisfactory due diligence, approval of the board of directors of Ocean Partners and the Company, and surety terms and DEQ acceptance of the guaranteed surety bond satisfactory to the Company.

Completion of the Company's acquisition of the Complex remains subject to the conditions described in the Company's news release of August 24, 2026 announcing the definitive agreement, including approval of the shareholders of Silver Bow Mining, approval of the NYSE American LLC, certain other governmental approvals, if deemed necessary, and the absence of material adverse changes or litigation materially affecting the acquired assets. There can be no assurance that Final Closing will occur within the targeted timeframe or at all.

Other than the pre-bridge financing note and customary provisions relating to exclusivity, expenses, communications and governing law, the Term Sheet is non-binding and its terms remain subject to change in the course of negotiating the definitive agreements. There can be no assurance that definitive agreements will be entered into or that the transactions described in this news release will be completed on the terms described or at all. The Company will file a Current Report on Form 8-K and issue a further news release if and when the definitive agreements are executed and delivered.

About Ocean Partners

Ocean Partners UK Limited is part of the Ocean Partners group, a leading international trader of base and precious metal concentrates. Headquartered in the United Kingdom, with offices across

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North America, Europe, Asia and Latin America, Ocean Partners provides marketing, logistics, blending and warehousing, and financing services to metal producers worldwide.

About Silver Bow Mining Corp.

Silver Bow Mining Corp. is a minerals exploration company advancing its Butte Project, including the Rainbow Block, located in the Butte Mining District of Montana. The Company is targeting a broad suite of U.S.-designated Critical Minerals, including silver, copper, zinc, lead, manganese, germanium, gallium, antimony, bismuth and indium, alongside gold. The Company holds approximately 4,210 acres of patented mineral claims and approximately 1,427 acres of surface lands across multiple claim blocks in this historically prolific district, including the flagship Rainbow Block.

On Behalf of Silver Bow Mining Corp.,

Travis Naugle
Chairman and Chief Executive Officer

For More Information, Contact:

Investor Relations
Email: ir@silverbowmining.com

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed shareholders meeting of Silver Bow Mining to approve the issuance of the CVRs and the underlying common shares. In connection with the proposed shareholders meeting, Silver Bow Mining intends to file relevant materials with the U.S. Securities and Exchange Commission (the "SEC"), including Silver Bow Mining’s proxy statement in preliminary and definitive form. INVESTORS AND SHAREHOLDERS OF SILVER BOW MINING ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SILVER BOW MINING’S PROXY STATEMENT (WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER APPROVAL BEING REQUESTED. Investors and shareholders of Silver Bow Mining are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from Silver Bow Mining under the "Investors" section of Silver Bow Mining’s website at www.silverbowmining.com/investors or by sending a request by e-mail to ir@silverbowmining.com or by mail to 1401 Idaho Street, Butte, Montana 59701, attention: Corporate Secretary.

Participants in the Solicitation

Silver Bow Mining and certain of its respective directors and executive officers, under SEC rules, may be deemed to be "participants" in the solicitation of proxies from shareholders of Silver Bow Mining in connection with the proposed transaction. Information about Silver Bow Mining’s directors and executive officers is available in Silver Bow Mining’s registration statement on Form S-1/A, which was filed with the SEC on April 21, 2026. To the extent holdings of Silver Bow Mining’s securities by their respective directors or executive officers have changed since the amounts set forth in the Registration Statement on Form S-1/A, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of Silver Bow Mining’s participants in the solicitation, which may, in some cases, be different than those of Silver Bow Mining’s shareholders generally, will be set forth in Silver Bow Mining’s proxy statement relating to the proposed approval by shareholders, when it becomes available.

Forward-Looking Statements

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This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact, included in this news release that address activities, events or developments that Silver Bow Mining expects, anticipates or believes will or may occur in the future are forward-looking statements and forward-looking information. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would,” and similar expressions, or statements that certain actions, events or results may, could, would, should, might or will occur or be achieved, often, but not always, identify forward-looking statements and forward-looking information.

Forward-looking statements and forward-looking information in this news release include, but are not limited to, statements regarding the negotiation, execution, timing and terms of definitive agreements with Ocean Partners; the aggregate amount and expected benefits of the proposed funding, credit support and offtake package; the funding, use, pricing, interest, fees, repayment, amortization, maturity and security of the US$5 million pre-closing bridge and the contemplated US$40 million concentrate prepayment facility; the anticipated timing of funding of the pre-closing bridge and its credit against Tranche A at Final Closing; the availability and timing of Tranches A, B and C and the satisfaction of the conditions applicable to each tranche; repayment through set-off against concentrate deliveries or, where deliveries are insufficient, in cash; placement, amount, terms and duration of the proposed guaranteed surety bonds; acceptance of replacement surety bonds by the Montana Department of Environmental Quality; the release, amount and timing of cash reclamation bond collateral; the payment of guarantee fees in cash, shares or warrants; replacement or cash-backing of the relevant reclamation bonds at the end of the applicable guarantee terms; future reclamation bond requirements and Ocean Partners’ ability and willingness to support any increases; the terms, commencement, duration, performance and termination of the contemplated zinc and lead concentrate offtake agreements; potential future concentrate production and deliveries; the absence of minimum-tonnage and take-or-pay obligations; the Company’s exercise of termination and buy-out rights; Ocean Partners’ right of first offer over other products and future offtake-linked funding; the availability and ranking of future senior project debt; Ocean Partners’ proposed participation as lead investor in a future equity financing; completion and timing of the acquisition of the Jefferson County Metallurgical Complex; Bankruptcy Court, shareholder, NYSE American and other required approvals; the issuance and conversion of contingent value rights; technical evaluation, permitting, refurbishment, restart or potential future development of the Butte Project, the Rainbow Block, Montana Tunnels or the M-Pit; and the expected strategic and financial benefits of the proposed transactions.

Forward-looking statements and forward-looking information are based on Silver Bow Mining’s current expectations, estimates, assumptions and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed or implied. These risks and uncertainties include, among others, that, except for the pre-closing bridge provisions, together with the bridge note, and customary provisions relating to exclusivity, expenses, communications and governing law, most provisions of the Term Sheet are non-binding; definitive agreements may not be entered into on the terms described or at all; the terms described in this news release may change during the negotiation of definitive agreements; Ocean Partners may not fund the pre-closing bridge when anticipated or at all; if Final Closing does not occur, the Company may be required to repay the bridge in cash on the applicable long-stop date; conditions applicable to the contemplated facilities may not be satisfied; satisfactory due diligence, Ocean Partners board approval, security documentation, surety arrangements, regulatory acceptance or other required approvals may not be obtained; and future senior project debt or other required funding may not be available on acceptable terms or at all.

Additional risks include that concentrate deliveries may not commence when anticipated or at all and may be insufficient to repay the concentrate prepayment facility through set-off, in which case the Company would be required to make cash payments under the applicable amortization and maturity provisions; fluctuations in SOFR may increase the Company’s interest expense; a surety may require cash collateral; DEQ may not accept a proposed replacement surety bond; less cash than anticipated, or no cash, may be released; Ocean Partners may be unable or unwilling to guarantee future or increased reclamation bond requirements; at the end of an applicable guarantee term, the

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Company may be required to replace the Ocean Partners guarantee or provide cash collateral for the relevant reclamation bond; payment of guarantee fees in shares or warrants, and any future equity investment by Ocean Partners, may dilute existing shareholders; the Company may elect not to undertake an equity financing or Ocean Partners’ proposed investment may not be completed; potential concentrate production may differ from current expectations; the Company may become dependent on a single offtake counterparty; the Company may be unable or elect not to exercise its termination or buy-out rights; the exercise of those rights may require repayment of facility amounts, replacement or cash-backing of guarantees and payment of material fees; and the right of first offer may affect the timing or flexibility of future offtake or offtake-linked funding transactions.

The acquisition of the Jefferson County Metallurgical Complex may not be completed within the anticipated timeframe or at all; required Bankruptcy Court, governmental, shareholder, NYSE American or other approvals may not be obtained; closing conditions may not be satisfied; material adverse changes or litigation may arise; reclamation, environmental or legacy-liability costs may increase; permits may not be obtained, maintained, amended or transferred; technical and feasibility work may not support development, refurbishment or restart decisions; capital, operating and non-operating costs may differ from current estimates; the Company may be unable to raise additional capital on acceptable terms or at all; mineral exploration, development and mining activities are inherently hazardous and subject to operational and environmental risks; commodity prices, treatment and refining charges and currency or financial-market conditions may fluctuate; and changes in laws, regulations, government policy or market conditions may adversely affect the Company or the proposed transactions.

Additional risk factors are discussed under the headings “Forward-Looking Statements” and “Risk Factors” in Silver Bow Mining’s registration statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission on April 21, 2026, Silver Bow Mining’s Canadian prospectus dated April 29, 2026, filed on SEDAR+, and other documents filed by Silver Bow Mining with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.

Although Silver Bow Mining has attempted to identify important factors that could cause actual results or events to differ materially from those described in forward-looking statements and forward-looking information, other factors may cause results or events not to be as anticipated, estimated or intended. Readers are cautioned not to place undue reliance on forward-looking statements and forward-looking information, which speak only as of the date of this news release. Except as required by applicable law, Silver Bow Mining undertakes no obligation to update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

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